Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as going concern, with respect to our audits of the financial statements of the Company as of December 31, 2020 and 2019 and for each of the years in the two year period ended December 31, 2020.

/s/ Friedman LLP

Marlton, New Jersey
October 15, 2021